EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.



        2ND QUARTER ENDED JUNE 30, 1996
        WEIGHTED AVERAGE SHARES OUTSTANDING:

1-Apr-96     4,403,shares  X    30days =    132,109,740
1-May-96     4,403,shares  X    31days =    136,513,398
1-Jun-96     4,403,shares  X    30days =    132,109,740
                              ----          -----------
                                91          400,732,878          4,403,658
                              ====          ===========         ==========
                                  NET LOSS                       ($908,651)
                                  DIVIDEND                       ($105,800.00)
                                  AMORTIZATION OF INCREASING
                                     DIVIDEND                     ($40,881)
                                  ACCRETION OF SERIES A COSTS
                                                               ($1,055,332.00)
                                          EPS                  $        (0.24)




        YEAR TO DATE ENDED JUNE 30, 1996
        WEIGHTED AVERAGE SHARES OUTSTANDING:

   35065     4,403,shares  X     31days =    136,513,398
   35096     4,403,shares  X     29days =    127,706,082
   35125     4,403,shares  X     31days =    136,513,398
   35156     4,403,shares  X     30days =    132,109,740
   35186     4,403,shares  X     31days =    136,513,398
   35217     4,403,shares  X     30days =    132,109,740
                              -----          -----------
                                182          801,465,756          4,403,658
                              =====          ===========         ===========
                                   NET LOSS                      (1,857,755)
                                   DIVIDEND                        (211,600.00)
                                   AMORTIZATION OF INCREASING
                                      DIVIDEND                       (81,762.00)
                                   ACCRETION OF SERIES A COSTS             0.00
                                                                  (2,151,117.00)
                                           EPS                  $         (0.49)